FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER FINANCIAL RESULTS

Adjusts 2017 full year diluted EPS guidance range, introduces 2018 diluted EPS guidance

MELVILLE, N.Y., November 6, 2017 – Henry Schein, Inc. (Nasdaq: HSIC), the world’s largest provider of health care products and services to office-based dental, animal health, and medical practitioners, today reported record third quarter financial results. All per share figures in this news release reflect the 2-for-1 common stock split that Henry Schein completed during the third quarter of 2017.

Net sales for the quarter ended September 30, 2017 were $3.2 billion, an increase of 10.3% compared with the third quarter of 2016. This consisted of 8.8% growth in local currencies and a 1.5% increase related to foreign currency exchange. In local currencies, internal sales growth was 4.8% and acquisition growth was 4.0% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the third quarter of 2017 was $138.0 million, or $0.87 per diluted share. Compared with the GAAP results for the third quarter of 2016, this represents growth of 3.2% and 6.1%, respectively. Compared with the non-GAAP  results for the third quarter of 2016, this represents growth of 0.2% and 3.6%, respectively. Note that third quarter 2016 non-GAAP results exclude restructuring costs of $5.4 million pretax or $0.02 per diluted share (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP  net income and EPS).

“Solid overall sales results for the quarter reflect continued success with our comprehensive offering of products and value-added services that drive internal growth, complemented by strategic acquisitions,” said Stanley M. Bergman, Chairman of the Board and Chief Executive Officer of Henry Schein. “Third quarter sales growth was negatively impacted by approximately 30 basis points due to the recent hurricanes in the U.S. as well as a difficult comparable in dental equipment sales as we reported double-digit sales growth in the third quarter of 2016 associated with a successful sales promotion.”

Henry Schein is adjusting its 2017 full year EPS guidance range to reflect growth of approximately 12% on a GAAP basis, versus the comparable 2016 results. This reflects growth of 8% to 9% on a non-GAAP basis, which excludes litigation settlement expenses and a fourth quarter loss associated with Henry Schein’s divestiture of its equity ownership in E4D Technologies, versus the comparable 2016 results. The Company also is introducing 2018 EPS guidance that reflects growth of 11% to 14% compared with the midpoint of the Company’s 2017 GAAP guidance range and 7% to 10% compared with the midpoint of the Company’s 2017 non-GAAP guidance range.

“During 2018 and beyond, we expect to continue to make progress with our focus on increasing sales of higher-margin products, as well as improving operating efficiencies to achieve long-term EPS growth,” Mr. Bergman added.

Dental sales of $1.5 billion increased 11.1%, consisting of 9.1% growth in local currencies and a 2.0% increase related to foreign currency exchange. In local currencies, internal sales growth was 1.6% and acquisition growth was 7.5%. The 1.6% internal growth in local currencies included 0.8% growth in North America and 3.2% growth internationally.

“In North America, dental consumable merchandise internal sales growth in local currencies was 1.3%, which was negatively impacted by approximately 140 basis points due to recent hurricanes and the loss of a previously disclosed large DSO contract. We continue to expect stable market growth for dental consumable merchandise,” commented Mr. Bergman. “North America dental equipment internal sales growth in local currencies declined by 0.7%, which was negatively impacted by approximately 170 basis points due to recent hurricanes and the loss of the previously disclosed DSO contract, and reflects a difficult prior-year comparison, when we achieved 13.3% growth. We are fully committed to offering a broad set of solutions to advance digital dentistry, and are pleased with the initial reception from customers in North America following the addition of the full line of Dentsply Sirona dental equipment.”

Henry Schein now has access to a comprehensive offering of digital prosthetic equipment solutions and therefore, recently divested its equity investment in E4D Technologies. This is consistent with the Company’s strategy to offer a comprehensive selection of dental equipment solutions to customers through an open-architecture market approach. The Company also now has broad access to digital prosthetic materials and as a result, recently divested its ownership position in a company that produces materials used for manufacturing lab restorations and distributes dental products in China. Henry Schein believes it continues to be well-positioned in the global dental lab market, providing solutions for digital restorations that are outsourced to lab facilities. In addition to Dentsply Sirona, Henry Schein will continue to represent the complete lines from other key suppliers, including 3M, 3Shape, A-dec, Danaher, Ivoclar, Midmark, Planmeca, and many others.

Mr. Bergman continued, “In local currencies, international dental consumable merchandise internal sales growth was 3.4% and international dental equipment internal sales growth was 2.6%.”

Animal Health sales of $882.6 million increased 11.7%, consisting of 9.9% growth in local currencies and a 1.8% increase related to foreign currency exchange. In local currencies, internal sales growth was 8.0% and acquisition growth was 1.9%. The 8.0% internal growth in local currencies included 9.0% growth in North America, which was negatively impacted by approximately 50 basis points due to recent hurricanes, and 6.9% growth internationally.

“Global Animal Health internal sales growth in local currencies reflects strong execution across our global business,” commented Mr. Bergman. “We believe these gains are due to the breadth of our value-added solutions offering, including an enhanced product portfolio featuring software, diagnostic equipment, and surgical instruments.”

Medical sales of $690.8 million increased 8.0%, consisting of 7.9% growth in local currencies, and a 0.1% increase related to foreign currency exchange. In local currencies, internal sales growth was 7.8%, which was negatively impacted by approximately 25 basis points due to recent hurricanes, and acquisition growth was 0.1%.

“The large group practice segment of the market contributed to solid sales growth in our Medical group during the quarter. This success reflects our commitment to solutions that help customers provide quality care and increase value in the delivery of health care services,” remarked Mr. Bergman.

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Technology and Value-Added Services sales of $109.0 million increased 4.1%, including 3.7% growth in local currencies and a 0.4% increase related to foreign currency exchange. In local currencies, internal sales growth was 3.0% and acquisition growth was 0.7%.

“In North America, Technology and Value-Added Services internal sales growth of 2.0% in local currencies was impacted by lower dental software sales and financial services revenue, which is primarily related to lower dental equipment sales versus the prior year third quarter,” said Mr. Bergman. “In international markets, we delivered solid internal sales growth in local currencies of 8.7%, highlighted by strong veterinary software revenue.”

Stock Repurchase Plan

The Company announced that during the third quarter it spent approximately $125.0 million to repurchase approximately 1.4 million shares of its common stock. The impact of the repurchase of shares on third quarter 2017 diluted EPS was immaterial. At the close of the third quarter, Henry Schein had approximately $425.0 million authorized for future repurchases of its common stock.

Year-to-Date Results

Net sales for the first nine months of 2017 were $9.1 billion, an increase of 8.2% compared with the first nine months of 2016. This consisted of 8.4% growth in local currencies and a decline of 0.2% related to foreign currency exchange.  In local currencies, internal sales growth was 5.0% and acquisition growth was 3.4% (see Exhibit A for details of sales growth).

Net income attributable to Henry Schein, Inc. for the first nine months of 2017 was $414.8 million, or $2.61 per diluted share on a GAAP basis, an increase of 12.9% and 17.0%, respectively, compared with the first nine months of 2016. Excluding the second quarter 2017 litigation settlement expense of $5.3 million pretax or $0.02 per diluted share, non-GAAP net income attributable to Henry Schein, Inc. for the first nine months of 2017 was $418.0 million or $2.63 per diluted share, an increase of 7.2% and 11.0%, respectively, compared with non-GAAP results for the first nine months of 2016, which excluded restructuring costs(see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP  net income and EPS).

2017 EPS Guidance

Henry Schein today adjusted its 2017 full year diluted EPS guidance range and now expects the following:

•         2017 GAAP diluted EPS attributable to Henry Schein, Inc., which includes litigation settlement expenses, is expected to be $3.46 to $3.48. This guidance reflects growth of approximately 12% compared with 2016 GAAP diluted EPS of $3.10. The prior 2017 GAAP diluted EPS guidance range was $3.57 to $3.63.

•         2017 non-GAAP diluted EPS, which excludes litigation settlement expenses and a fourth quarter loss associated with Henry Schein’s divestiture of its equity ownership in E4D Technologies, is expected to be $3.59 to $3.61. This guidance reflects growth of 8% to 9% compared with 2016 non-GAAP diluted EPS of $3.31, which excluded restructuring charges of $0.21 per diluted share. The prior 2017 non-GAAP diluted EPS guidance range was $3.59 to $3.65.

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•         The Company notes that fiscal year 2017 includes one less week than fiscal year 2016.

•         Guidance for 2017 GAAP and non-GAAP diluted EPS is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

2018 EPS Guidance

Henry Schein today introduced 2018 financial guidance, as follows:

•         2018 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.85 to $3.96. This guidance reflects growth of 11% to 14% compared with the midpoint of the Company’s 2017 GAAP guidance range and growth of 7% to 10% compared with the midpoint of the Company’s 2017 non-GAAP guidance range.

•         Guidance for 2018 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any. Guidance also assumes foreign exchange rates that are generally consistent with current levels.

Third Quarter 2017 Conference Call Webcast

The Company will hold a conference call to discuss third quarter 2017 financial results today, beginning at 10:00 a.m. Eastern time. Individual investors are invited to listen to the conference call through Henry Schein’s website at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

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About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is the world’s largest provider of health care products and services to office-based dental, animal health,  and medical practitioners. The Company also serves dental laboratories, government and institutional health care clinics, and other alternate care sites. A Fortune 500® Company and a member of the S&P 500® and the Nasdaq 100® indexes, Henry Schein employs more than 22,000 Team Schein Members and serves more than 1 million customers.

The Company offers a comprehensive selection of products and services, including value-added solutions for operating efficient practices and delivering high-quality care. Henry Schein operates through a centralized and automated distribution network, with a selection of more than 120,000 branded products and Henry Schein private-brand products in stock, as well as more than 180,000 additional products available as special-order items. The Company also offers its customers exclusive, innovative technology solutions, including practice management software and e-commerce solutions, as well as a broad range of financial services.

Headquartered in Melville, N.Y., Henry Schein has operations or affiliates in 33 countries. The Company’s sales reached a record $11.6 billion in 2016, and have grown at a compound annual rate of approximately 15% since Henry Schein became a public company in 1995. For more information, visit Henry Schein at www.henryschein.com, Facebook.com/HenryScheinand @HenrySchein on Twitter.

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Cautionary Note Regarding Forward-Looking Statements and Use of Non-GAAP Financial Information

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: effects of a highly competitive and consolidating market; our dependence on third parties for the manufacture and supply of our products; our dependence upon sales personnel, customers, suppliers and manufacturers; our dependence on our senior management; fluctuations in quarterly earnings; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers; general global macro-economic conditions; risks associated with currency fluctuations; risks associated with political and economic uncertainty; disruptions in financial markets; volatility of the market price of our common stock; changes in the health care industry; implementation of health care laws; failure to comply with regulatory requirements and data privacy laws; risks associated with our global operations; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies; financial risks associated with acquisitions and joint ventures; litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; increased competition by third party online commerce sites; risks from disruption to our information systems; cyberattacks or other privacy or data security breaches; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Income prepared under generally accepted accounting principles (GAAP).  These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain items.  In the schedules attached to this press release, the non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Income.  Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

CONTACTS:        Investors

Steven Paladino

Executive Vice President and Chief Financial Officer

steven.paladino@henryschein.com

(631) 843-5500

Carolynne Borders

Vice President, Investor Relations

carolynne.borders@henryschein.com

(631) 390-8105

Media

Ann Marie Gothard

Vice President, Corporate Media Relations

annmarie.gothard@henryschein.com

(631) 390-8169

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 24,	September 30,	September 24,
	2017	2016	2017	2016

Net sales	$3,161,083	$2,865,148	$9,143,489	$8,450,734
Cost of sales	2,325,029	2,077,473	6,645,342	6,083,748
Gross profit	836,054	787,675	2,498,147	2,366,986
Operating expenses:
Selling, general and administrative	622,506	581,584	1,879,969	1,779,583
Restructuring costs	-	5,370	-	29,811
Operating income	213,548	200,721	618,178	557,592
Other income (expense):
Interest income	4,793	3,141	13,204	10,045
Interest expense	(13,428)	(7,488)	(37,056)	(21,982)
Other, net	(194)	(199)	489	3,206
Income before taxes and equity in earnings
of affiliates	204,719	196,175	594,815	548,861
Income taxes	(59,340)	(56,601)	(156,276)	(159,099)
Equity in earnings of affiliates	5,569	5,717	12,244	13,160
Net income	150,948	145,291	450,783	402,922
Less: Net income attributable to noncontrolling interests	(12,917)	(11,578)	(35,949)	(35,360)
Net income attributable to Henry Schein, Inc.	$138,031	$133,713	$414,834	$367,562

Earnings per share attributable to Henry Schein, Inc.:

Basic	$0.88	$0.83	$2.64	$2.26
Diluted	$0.87	$0.82	$2.61	$2.23

Weighted-average common shares outstanding:
Basic	156,914	161,791	157,386	162,600
Diluted	158,271	163,710	158,866	164,635

Note: Certain prior quarter amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,879	$62,381
Accounts receivable, net of reserves of $96,953 and $90,329	1,544,582	1,254,139
Inventories, net	1,692,256	1,635,750
Prepaid expenses and other	465,812	360,510
Total current assets	3,782,529	3,312,780
Property and equipment, net	361,708	333,906
Goodwill	2,224,657	2,019,740
Other intangibles, net	666,997	621,180
Investments and other	450,770	442,790
Total assets	$7,486,661	$6,730,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,029,138	$977,249
Bank credit lines	631,865	437,476
Current maturities of long-term debt	17,247	65,923
Accrued expenses:
Payroll and related	251,849	266,463
Taxes	148,627	151,750
Other	358,421	391,785
Total current liabilities	2,437,147	2,290,646
Long-term debt	907,592	715,457
Deferred income taxes	91,786	51,589
Other liabilities	292,179	264,264
Total liabilities	3,728,704	3,321,956

Redeemable noncontrolling interests	737,747	607,636
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
156,952,738 outstanding on September 30, 2017 and
158,805,010 outstanding on December 31, 2016	1,570	1,588
Additional paid-in capital	-	126,742
Retained earnings	3,164,541	2,981,777
Accumulated other comprehensive loss	(154,472)	(317,041)
Total Henry Schein, Inc. stockholders' equity	3,011,639	2,793,066
Noncontrolling interests	8,571	7,738
Total stockholders' equity	3,020,210	2,800,804
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$7,486,661	$6,730,396

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 24,	September 30,	September 24,
	2017	2016	2017	2016

Cash flows from operating activities:
Net income	$150,948	$145,291	$450,783	$402,922
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	48,740	42,431	141,278	125,829
Stock-based compensation expense	12,632	16,171	31,987	43,627
Provision for losses on trade and other
accounts receivable	2,932	946	6,981	1,736
Provision for (benefit from) deferred income taxes	4,185	(8,767)	8,600	(13,425)
Equity in earnings of affiliates	(5,569)	(5,717)	(12,244)	(13,160)
Distributions from equity affiliates	7,148	5,767	16,826	12,104
Changes in unrecognized tax benefits	974	2,348	(6,653)	4,799
Other	1,016	5,484	6,031	7,845
Changes in operating assets and liabilities,
net of acquisitions:
Accounts receivable	(106,301)	(74,884)	(229,239)	(131,586)
Inventories	(88,464)	14,118	27,336	48,513
Other current assets	(13,134)	3,095	(70,833)	(35,781)
Accounts payable and accrued expenses	116,255	32,346	(63,352)	(75,355)
Net cash provided by operating activities	131,362	178,629	307,501	378,068

Cash flows from investing activities:
Purchases of fixed assets	(18,350)	(18,345)	(55,315)	(44,525)
Payments for equity investments and business
acquisitions, net of cash acquired	(109,200)	(34,102)	(258,786)	(126,543)
Other	(1,822)	(7,001)	(6,694)	(8,766)
Net cash used in investing activities	(129,372)	(59,448)	(320,795)	(179,834)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	54,288	94,205	193,550	(3,274)
Proceeds from issuance of long-term debt	100,440	16,000	200,440	260,000
Principal payments for long-term debt	(347)	(1,372)	(59,531)	(9,293)
Debt issuance costs	(638)	-	(1,771)	(233)
Proceeds from issuance of stock upon exercise
of stock options	240	695	4,941	9,754
Payments for repurchases of common stock	(124,999)	(192,992)	(225,005)	(350,001)
Payments for taxes related to shares withheld for employee taxes	(307)	(548)	(44,721)	(27,115)
Excess tax benefits related to stock-based
compensation	-	(463)	-	(463)
Distributions to noncontrolling shareholders	(4,320)	(6,206)	(23,921)	(26,366)
Acquisitions of noncontrolling interests in subsidiaries	(23,763)	(15,633)	(27,914)	(51,265)
Net cash provided by (used in) financing activities	594	(106,314)	16,068	(198,256)

Effect of exchange rate changes on cash and
cash equivalents	2,641	(235)	14,724	4,128
Net change in cash and cash equivalents	5,225	12,632	17,498	4,106
Cash and cash equivalents, beginning of period	74,654	63,560	62,381	72,086
Cash and cash equivalents, end of period	$79,879	$76,192	$79,879	$76,192

Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

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Exhibit A - QTD Sales

Henry Schein, Inc.
2017 Third Quarter
Sales Summary
(in thousands)
(unaudited)

Q3 2017 over Q3 2016

Global	Q3 2017	Q3 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,478,730	$1,330,525	11.1%	2.0%	9.1%	7.5%	1.6%

Animal Health	882,580	790,279	11.7%	1.8%	9.9%	1.9%	8.0%

Medical	690,761	639,648	8.0%	0.1%	7.9%	0.1%	7.8%

Total Health Care Distribution	3,052,071	2,760,452	10.6%	1.6%	9.0%	4.1%	4.9%

Technology and value-added services	109,012	104,696	4.1%	0.4%	3.7%	0.7%	3.0%

Total Global	$3,161,083	$2,865,148	10.3%	1.5%	8.8%	4.0%	4.8%

North America	Q3 2017	Q3 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$906,878	$879,612	3.1%	0.4%	2.7%	1.9%	0.8%

Animal Health	448,376	403,901	11.0%	0.0%	11.0%	2.0%	9.0%

Medical	672,425	622,903	8.0%	0.0%	8.0%	0.1%	7.9%

Total Health Care Distribution	2,027,679	1,906,416	6.4%	0.2%	6.2%	1.3%	4.9%

Technology and value-added services	89,881	88,066	2.1%	0.1%	2.0%	0.0%	2.0%

Total North America	$2,117,560	$1,994,482	6.2%	0.2%	6.0%	1.3%	4.7%

International	Q3 2017	Q3 2016	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$571,852	$450,913	26.8%	5.3%	21.5%	18.3%	3.2%

Animal Health	434,204	386,378	12.4%	3.6%	8.8%	1.9%	6.9%

Medical	18,336	16,745	9.5%	5.0%	4.5%	0.0%	4.5%

Total Health Care Distribution	1,024,392	854,036	19.9%	4.5%	15.4%	10.5%	4.9%

Technology and value-added services	19,131	16,630	15.0%	1.8%	13.2%	4.5%	8.7%

Total International	$1,043,523	$870,666	19.9%	4.5%	15.4%	10.4%	5.0%

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Exhibit A - YTD Sales

Henry Schein, Inc.
2017 Third Quarter Year to Date
Sales Summary
(in thousands)
(unaudited)

Q3 2017 YTD over Q3 2016 YTD

Global	Q3 2017 YTD	Q3 2016 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$4,372,055	$4,005,468	9.2%	0.3%	8.9%	6.3%	2.6%

Animal Health	2,586,850	2,415,290	7.1%	-1.1%	8.2%	1.3%	6.9%

Medical	1,861,074	1,716,590	8.4%	-0.1%	8.5%	0.1%	8.4%

Total Health Care Distribution	8,819,979	8,137,348	8.4%	-0.2%	8.6%	3.5%	5.1%

Technology and value-added services	323,510	313,386	3.2%	-0.8%	4.0%	0.4%	3.6%

Total Global	$9,143,489	$8,450,734	8.2%	-0.2%	8.4%	3.4%	5.0%

North America	Q3 2017 YTD	Q3 2016 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$2,669,805	$2,580,034	3.5%	0.1%	3.4%	1.6%	1.8%

Animal Health	1,344,221	1,249,146	7.6%	0.0%	7.6%	0.8%	6.8%

Medical	1,806,196	1,662,676	8.6%	0.0%	8.6%	0.0%	8.6%

Total Health Care Distribution	5,820,222	5,491,856	6.0%	0.1%	5.9%	0.9%	5.0%

Technology and value-added services	269,226	264,191	1.9%	0.0%	1.9%	0.0%	1.9%

Total North America	$6,089,448	$5,756,047	5.8%	0.1%	5.7%	0.9%	4.8%

International	Q3 2017 YTD	Q3 2016 YTD	Total Sales Growth	Foreign Exchange Growth	Local Currency Growth	Acquisition Growth	Local Internal Growth

Dental	$1,702,250	$1,425,434	19.4%	0.5%	18.9%	15.0%	3.9%

Animal Health	1,242,629	1,166,144	6.6%	-2.2%	8.8%	1.7%	7.1%

Medical	54,878	53,914	1.8%	-1.3%	3.1%	0.0%	3.1%

Total Health Care Distribution	2,999,757	2,645,492	13.4%	-0.7%	14.1%	8.8%	5.3%

Technology and value-added services	54,284	49,195	10.3%	-5.0%	15.3%	2.6%	12.7%

Total International	$3,054,041	$2,694,687	13.3%	-0.8%	14.1%	8.7%	5.4%

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Exhibit B

Henry Schein, Inc.
2017 Third Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Third Quarter			Year-to-Date
			%			%
	2017	2016	Growth	2017	2016	Growth
Net Income attributable to Henry Schein, Inc.	$138,031	$133,713	3.2%	$414,834	$367,562	12.9%

Diluted EPS attributable to Henry Schein, Inc.	$0.87	$0.82	6.1%	$2.61	$2.23	17.0%

Non-GAAP Adjustments
Restructuring costs - Pre-tax	$-	$5,370		$-	$29,811
Income tax benefit for restructuring costs	-	(1,343)		-	(7,453)
Litigation settlement - Pre-Tax	-	-		5,325	-
Income tax benefit for litigation settlement	-	-		(2,130)	-

Total non-GAAP adjustments to Net Income	$-	$4,027		$3,195	$22,358

Non-GAAP Adjustments to diluted EPS	$-	$0.02		$0.02	$0.14

Non-GAAP Net Income attributable to Henry Schein, Inc.	$138,031	$137,740	0.2%	$418,029	$389,920	7.2%

Non-GAAP diluted EPS attributable to Henry Schein, Inc.	$0.87	$0.84	3.6%	$2.63	$2.37	11.0%

Management believes that non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance and allow for greater transparency with respect to key metrics used by management in operating our business. These non-GAAP financial measures are presented solely for informational and comparative purposes and should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.

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